EXHIBIT 32.1

Darwin Professional Underwriters, Inc.
CERTIFICATION

In connection with the Annual Report of Darwin Professional Underwriters, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Stephen J. Sills, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

(1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification, which accompanies the Report, has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

By:	/s/ Stephen J. Sills
Stephen J. Sills
President and Chief Executive Officer

Date: February 25, 2008

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